UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  June 24, 2019

OneMain Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36129 (Commission File Number)	27-3379612 (I.R.S. Employer Identification No.)

601 N.W. Second Street,
Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Executive Vice President and Chief Operating Officer

On June 24, 2019, OneMain Holdings, Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) has appointed Rajive Chadha as Executive Vice President and Chief Operating Officer of the Company, effective on Mr. Chadha’s first date of employment with the Company, which is expected to occur on July 15, 2019.  Mr. Chadha replaces Robert A. Hurzeler, who departed the Company on May 31, 2019.

Mr. Chadha, age 54, has served as Executive Vice President, Head – Consumer Bank Products & Origination Partnerships at Regions Bank, the banking subsidiary of Regions Financial Corporation, since 2015.  From 2013 to 2015, he was Head of Strategic Initiatives – Payments & Banking at Discover Financial Services, Inc. (“Discover”) (a direct banking and payment services company).  Mr. Chadha was President of Diners Club International Ltd., a subsidiary of Discover, from 2008-2012.  Before that, he spent about 20 years at Citigroup Inc. (a global banking institution) and held a number of positions, including President of the North America Auto Finance Division, Retail Mortgage Head, and Chief Operating Officer of the Consumer Lending Division, where he managed the home equity and personal loans business.  Mr. Chadha holds a Master of Business Administration degree from the Indian Institute of Management, Ahmedabad, India and a Bachelor of Arts (Honors) degree in Economics from St. Stephen’s College, Delhi, India.  There are no family relationships between Mr. Chadha and any director or executive officer of the Company, nor are there any related party transactions involving Mr. Chadha that would require disclosure under Item 404(a) of Regulation S-K.

Arrangements with Mr. Chadha

In connection with Mr. Chadha’s appointment as Executive Vice President and Chief Operating Officer, the Company entered into an offer letter agreement (the “Offer Letter”) with Mr. Chadha setting forth the terms of his employment and compensation.  The Offer Letter provides that Mr. Chadha will receive an annual base salary of $450,000 and will be eligible for a 2019 annual target performance bonus of $1,750,000, with one-third payable in cash and one-third to be granted in restricted stock units (“Annual RSUs”) (in each case, subject to the achievement of certain performance goals established by the Compensation Committee of the Board (the “Compensation Committee”) relating to the 2019 performance period) and the remaining one-third to be granted in performance stock units, vesting based on performance over the 2019-2021 performance period (“PSUs”).  The Annual RSUs vest annually in 2020, 2021 and 2022, and the PSUs cliff vest after three years upon the attainment of performance objectives to be established by the Compensation Committee in its discretion for the 2019-2021 performance period.  In addition to the annual target performance bonus, the Offer Letter contemplates that, subject to approval of the Compensation Committee, Mr. Chadha will receive a one-time long-term incentive cash payment of $1 million payable in 2022, the payment of which will be contingent on the achievement of certain goals to be established by the Compensation Committee, and a one-time grant of unvested options to purchase approximately 200,000 shares of the Company’s common stock (based on an assumed $30 per share value) under the Company’s Amended and Restated 2013 Omnibus Incentive Plan (the “Incentive Plan”), the vesting of which will be contingent upon a combination of the percentage of ownership of the Company’s common stock by stockholders other than OMH Holdings, L.P. and its affiliates and the share price of the Company during certain time periods, all as set forth in an option award agreement under the Incentive Plan to be approved by the Compensation Committee.  Mr. Chadha will also be eligible to receive certain relocation benefits, including reimbursed commuting expenses, home sale assistance and home purchase assistance.

In consideration of the commencement of Mr. Chadha’s services to the Company, and in part to compensate Mr. Chadha for deferred compensation awards forfeited at his prior employer, subject to the approval of the Compensation Committee, the Offer Letter also provides that Mr. Chadha will receive a one-time equity grant of restricted stock units with an aggregate grant date fair value of up to $620,000, conditioned upon Mr. Chadha providing documentation with respect to the forfeiture of such deferred compensation and which will vest over time as the Compensation Committee deems appropriate and on terms to be established by the Compensation Committee.

Item 7.01.          Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Chadha as Executive Vice President and Chief Operating Officer is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to this Item 7.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein. The furnishing of the information in this Current Report with respect to the press release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Current Report with respect to the press release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of OneMain Holdings, Inc. issued June 24, 2019.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.

By:	/s/ Micah R. Conrad
Name:	Micah R. Conrad
Title:	Executive Vice President and Chief Financial Officer

Date:  June 24, 2019